CUSTODIAN CONTRACT

                                     between

                            H&Q HEALTHCARE INVESTORS

                                       and

                       STATE STREET BANK AND TRUST COMPANY











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                                TABLE OF CONTENTS
                                                                          Page


   1.    Employment of Custodian and Property to be Held By It ............  1

   2.    Duties of the Custodian with Respect to Property of
         the Fund Held by the Custodian in the United States...............  2

          2.1     Holding Securities ......................................  2
          2.2     Delivery of Securities ..................................  2
          2.3     Registration of Securities ..............................  3
          2.4     Bank Accounts ...........................................  3
          2.5     Investment and Availability of Federal Funds ............  4
          2.6     Collection of Income ....................................  4
          2.7     Payment of Fund Moneys ..................................  4
          2.8     Liability for Payment in Advance of Receipt of
                    Securities Purchased ..................................  5
          2.9     Appointment of Agents ...................................  5
          2.10    Deposit of Securities in Securities System ..............  5
          2.11    Segregated Account ......................................  6
          2.12    Ownership Certificates for Tax Purposes .................  7
          2.13    Proxies .................................................  7
          2.14    Communications Relating to Fund Portfolio Securities ....  7
          2.15    Reports to Fund by Independent Public Accountants .......  7
          2.16    Unauthorized Payments ...................................  7

   3.    Duties of the Custodian with Respect to Property of
         the Fund Held Outside of the United States .......................  7

          3.1     Appointment of Foreign Sub-Custodians ...................  7
          3.2     Assets to be Held .......................................  8
          3.3     Foreign Securities Depositories .........................  8
          3.4     Segregation of Securities ...............................  8
          3.5     Agreements with Foreign Banking Institutions ............  8
          3.6     Access of Independent Accountants of the Fund ...........  8
          3.7     Reports by Custodian ....................................  8
          3.8     Transactions in Foreign Custody Account .................  9
          3.9     Liability of Foreign Sub-Custodians .....................  9
          3.10    Monitoring Responsibilities .............................  9
          3.11    Branches of U.S. Banks ..................................  9


   4.    Proper Instructions .............................................. 10

   5.    Actions Permitted Without Express Authority ...................... 10

   6.    Evidence of Authority ............................................ 10



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   7.    Duties of Custodian with Respect to the Books of
         Account and Calculations of Net Asset Value and
         Net Income ......................................................  10

   8.    Records .........................................................  11

   9.    Opinion of Fund's Independent Accountant;
         Accountants Reports .............................................  11

  10.    Compensation of Custodian .......................................  11

  11.    Responsibility of Custodian .....................................  11

  12.    Effective Period, Termination and Amendment .....................  12

  13.    Successor Custodian .............................................  13

  14.    Interpretive and Additional Provisions ..........................  13


  15.    Massachusetts Law to Apply ......................................  13

  16.    Prior Contracts .................................................  14




                               CUSTODIAN CONTRACT

         This Contract between H&Q Healthcare Investors, a Massachusetts business trust organized and existing under the laws of Massachusetts, having its principal place of business at 50 Rowes Wharf, Fourth Floor, Boston, Massachusetts 02110-3328, hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts corporation, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

 1.      Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian of its assets, including securities it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Declaration of Trust. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest, $.01 par value ("Shares"), of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning of Article
4), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodians for the Fund's securities and other


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assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of
Article 3.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

         2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, to be held by it in the United States, including all domestic securities owned by the Fund, other than securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System."

         2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

                2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

                3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

                4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

                5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                7) To the broker selling the same for examination in accordance with the "street delivery" custom;

                8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S.

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                      Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

                11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in Proper Instructions from the Fund to the Custodian, further securities may be released for that purpose without any such payment; and similarly upon receipt of such Proper Instructions, the Custodian shall repay any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

                12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

                13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

                14) For any other proper trust purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

         2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article
                1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form.

         2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as

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                a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         2.5 Availability of Federal Funds. The Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

         2.6 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to United States registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to United States bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodial account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on United States securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

         2.7 Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

                1) Upon the purchase of domestic securities, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in
                      Section 2.10 hereof (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (d) in the case of investments in companies that do not issue certificates, the delivery to the Custodian of other evidence of ownership, or investments in securities that require payment to an escrow account pending closing of the purchase, deposit to such escrow against future delivery of such securities;


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                2)    In connection with conversion, exchange or surrender of
                      securities owned by the Fund as set forth in Section 2.2 hereof;

                3) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                4) For the payment of any dividends declared pursuant to the governing documents of the Fund;

                5) For payment of the amount of dividends received in respect of securities sold short;

                6) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         2.8 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of domestic securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

         2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder nor permit it to delegate substantially all of its duties.

         2.10 Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain domestic securities, owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System", in accordance-with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                1) The Custodian may keep domestic securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                2) The records of the Custodian with respect to domestic securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

                3) The Custodian shall pay for domestic securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the


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                      records of the Custodian to reflect such payment and
                      transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of domestic securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund;

                4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding domestic securities deposited in the Securities System;

                5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 12 hereof;

                6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

         2.11 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
                Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and
                (iv) for other proper trust purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

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         2.12   Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of such securities.

         2.13 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

         2.14 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the domestic securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

         2.15 Reports to Fund by Independent Public Accountants. The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including domestic securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

         2.16 Unauthorized Payments. The Custodian shall not deliver to any trustee, officer or employee of the Fund any portfolio securities or cash of the Fund which it holds as Custodian. This provision shall not be deemed to apply to dividend payments or proceeds of redemption or repurchase of the Fund shares held by him in any capacity to such trustee, officer or employee in his capacity as shareholder nor to payments made as compensation or as reimbursement for expenses incurred on behalf of the Fund.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

         3.1 Appointment of Foreign Sub-Custodians. The Custodian is authorized and instructed to employ as sub-custodians for the Fund's securities and other assets maintained outside of the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Schedule A


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               hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodians. Upon receipt of Proper Instructions from the Fund the Custodian shall cease the employment of any one or more of such sub-custodians for maintaining custody of the Fund's assets.

         3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

         3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof.

         3.4 Segregation of Securities. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited (all collectively referred to as the "Account").

         3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

         3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institutions under its agreement with the Custodian.

         3.7 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

         3.8    Transactions in Foreign Custody Account.

                (a) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall make or cause its foreign sub-custodian to transfer, exchange or deliver foreign securities owned by the Fund, but except to the extent explicitly provided herein only in any of the cases specified in Section 2.2.

                (b) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties the Custodian shall pay out or cause its foreign sub-custodians to pay out monies of the Fund, but except to the extent explicitly provided herein only in any of the cases specified in Section 2.7.

                (c) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                (d) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in
                      Section 2.3 of this Contract and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

         3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

         3.10 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or is notified by a foreign banking institution employed as a foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

         3.11 Branches of U.S. Banks. Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Fund assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by Section

                2(a)(5) of the Investment Company Act of 1940 which meets the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Article I of this Contract.

4.       Proper Instructions

         Proper Instructions as used herein means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

5.       Actions Permitted without Express Authority

         The Custodian may in its discretion, without express authority from the
Fund:

         1) make payments to itself or others for minor expenses not to exceed $500 per quarter of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

         4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees of the Fund.

6.       Evidence of Authority

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Fund or its Investment Adviser. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. The Custodian shall also calculate weekly and at the last business day of each month the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the weekly and month-end income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

8.       Records

         The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

9.       Opinion of Fund's Independent Accountant; Accountants Reports

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-2, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

         The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent accountants with regard to its own, or with regard to its agent's through which securities are deposited with a Securities System, accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

10.      Compensation of Custodian

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

11.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         It is understood that if in any case the Fund may be asked to indemnify or save the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will indemnify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. In the event of the Custodian's failure to advise the Fund as required above, however, the Custodian shall lose its right to indemnification hereunder only to the extent that the Fund's interests are actually prejudiced thereby. The Fund shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify the Custodian, and thereupon the Fund shall take over complete defense of the claim, and the Custodian shall in such situations initiate no further legal or other expenses for which it shall seek indemnification under this Article 11. The Custodian shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Custodian except with the Fund's prior written consent.

         The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

         If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

12.      Effective Period, Termination and Amendment

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

13.      Successor Custodian

         If a successor custodian shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it or its agents hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

14.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

15.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

16.      Prior Contracts

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.


               IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 21st day of April, 1987.





ATTEST                                 H&Q HEALTHCARE INVESTORS


/s/ Kimberley L. Carroll               By       /s/ Alan G. Carr
------------------------               -------------------------------
    Assistant Secretary                             President

ATTEST                                 STATE STREET BANK AND TRUST COMPANY


/s/ K.M. Kulin                         By       /s/ Patricia A. Noonan
------------------------               -------------------------------
    Assistant Secretary                            Vice President

                                   Schedule A

         The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of H&Q Healthcare Investors for use as sub-custodians for the Fund's securities and other assets:

                   [insert banks and securities depositories]

                                    Exhibit 1

                               CUSTODIAN AGREEMENT


To:



Gentlemen:

        The undersigned ("State Street") hereby requests that you (the "Bank") establish a custody account and a cash account for each custodian/employee benefit plan identified in the Schedule attached to this Agreement and each additional account which is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the "Account" and will be subject to the followings terms and conditions:

     1. The Bank shall hold as agent for State Street and shall physically segregate in the Account such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the "Property").

     2.   a.   Without the prior approval of State Street it will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries in that country or operates a transnational system for the central handling of securities or equivalent book-entries;

          b. When securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the securities so deposited.

     3.   The Bank represents that either:

          a. It currently has stockholders' equity in excess of $200 million (U.S. dollars or the equivalent of U.S. dollars computed in accordance with generally accepted U.S. accounting principles) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders' equity will decline below $200 million, or in any event, at such time as its stockholders' equity in fact declines below $200 million; or

          b. It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a sub-custodian, notwithstanding the fact that the Bank's stockholders' equity is currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

     4. Upon the written instructions of State Street, as permitted by Paragraph 8, the Bank is authorized to pay cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, shares, bonds, debentures, notes and other securities ("Securities"), bullion, coin and any other property, but only as provided in such written instructions. The Bank shall not be held liable for any act or omission to act on instructions given or purported to be given should there be any error in such instructions.

         5. Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized:

                  a. To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

                  b. To promptly exchange securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

                  c. To promptly surrender securities at maturity or when called or redemption upon receiving payment therefor;

                  d. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street Bank's instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

                  e. To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

                  f. To execute in State Street's name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

                  g. To pay or cause to be paid, from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority and shall use reasonable efforts, to promptly reclaim any foreign withholding tax relating to the Account.

         6. If the Bank shall receive any proxies, notices, reports or other communications relative to any of the Securities of the Account in connection with tender offers, reorganization, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street Bank by means as will permit State Street Bank to take timely action with respect thereto.

         7. The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank's handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

         8. Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street; (ii) telex or tested telex instructions of State Street; (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information; and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

         9. The Bank shall supply periodic reports with respect to the safekeeping of assets held by it under this agreement. The content of such reports shall include but not be limited to any transfer to or from any account held by the Bank hereunder and such other information as State Street may reasonably request.

         10. In addition to its obligations under Section 2B hereof, the Bank shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each custodian/employee benefit plan identified in our Schedule attached to this agreement and each additional account which is identified to this agreement.

         11. The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under ____________________________ law the independent public accountants for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

         12. The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

         13. The Bank shall exercise reasonable care in the performance of its duties, as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, shall maintain adequate insurance and agrees to indemnify and hold harmless, State Street and each Account from and against a loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank's performance of its obligations hereunder.

         14. The bank agrees (i) the Property held hereunder is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the Property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

         15. The Bank agrees to meet State Street Operating Requirements (See Exhibit A).

         16. This Agreement may be terminated by the Bank or State Street by 60 days' written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property to the beneficial owner unless the Bank has received from the beneficial owner 60 days, prior to the date on which this Agreement is to be terminated written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

         17. The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

         18. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by confirmed telex by the Bank or State Street at their respective addresses set forth below, or at such other address as be specified in each case in a notice similarly given:

                  To State Street        Master Trust Division, Global Custody
                                         STATE STREET BANK AND TRUST COMPANY
                                         P.O. Box 1713
                                         Boston, Massachusetts 02105
                                         U.S.A.

                  To the Bank


         19. This Agreement shall be governed by and construed in accordance with the laws of ______________________________
                  except to the extent that such laws are preempted by the laws of the United States of America.

        Please acknowledge your agreement to the foregoing by executing a copy of this letter.

                                         Very truly yours,
                                         STATE STREET BANK AND TRUST COMPANY

                                         By: ______________________________
                                                  Vice President



                                         Date: ____________________________
Agreed to by:


By: _________________________________




Date: _______________________________

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule


I.       Administration

         A. Custody Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions.

         B. Custody and Portfolio Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transaction, position and income reports.


         C. Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotation will be provided to State Street by the fund.


         The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.



                            ANNUAL FEES PER PORTFOLIO

                                      B. Custody and      C. Custody, Portfolio
Fund Net Assets         A. Custody    Portfolio Acct.       & Fund Accounting


First $20 million      1/ 30 of 1%        1/ 20 of 1%         1/ 15 of 1%
Next $80 million       1/ 60 of 1%        1/ 40 of 1%         1/ 30 of 1%
Excess                 1/100 of 1%        1/100 of 1%         1/100 of 1%

Minimum Monthly
  Charges                   $1,500             $2,000              $2,500

II.  Global Custody

         Services provided include: Cash Movements, Foreign Communication, Foreign Exchange (local currency settlements).

              Fund Net Assets (global only)                Annual Fees
              First $50 million                           18 Basis Points
              Next $50 million                            15 Basis Points
              Over $100 million                           12 Basis Points

              Minimum Per Client                        $5,000.00 Annually

III.     Portfolio Trades - For each line item processed

         State Street Bank Repos                                $7.00
         DTC or Fed Book Entry                                 $12.00
         New York Physical Settlements                         $25.00
         All other trades                                      $16.00

IV.      Options

         Option charge for each option written or
           closing contract, per issue, per broker             $25.00
         Option expiration charge, per issue, per broker       $15.00
         Option exercised charge, per issue, per broker        $15.00

V.       Lending of Securities

         Deliver loaned securities versus cash
           collateral                                          $20.00
         Deliver loaned securities versus
           securities collateral                               $30.00
         Receive/deliver additional cash collateral             $6.00
         Substitutions of securities collateral                $30.00
         Deliver cash collateral versus receipt of
           loaned securities                                   $15.00
         Deliver securities collateral versus receipt
           of loaned securities                                $25.00
         Loan administration -- mark-to-market
           per day, per loan                                    $3.00


VI.      Interest Rate Futures

         Transactions -- no security movement                   $8.00


VII.     Coupon Bonds

         Monitoring for calls and processing coupons --
         for each coupon issue held -- monthly charge           $5.00

VIII.    Holdings Charge

         For each issue maintained -- monthly charge            $5.00


IX.      Paydown of Government Securities

         Per paydown                                           $10.00


X.       Dividend Charges

         For items held at the Request of Traders
           over record date in street form                     $50.00


XI.      Special Services

         Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.
         Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.


XII.     Out-of-Pocket Expenses

         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

                  Telephone
                  Wire Charges ($5.25 per wire in and $5.00 out)
                  Postage and Insurance
                  Courier Service
                  Duplicating
                  Legal Fees
                  Supplies Related to Fund Records
                  Rush Transfer -- $8.00 Each
                  Transfer Fees
                  Sub-custodian Charges
                  Price Waterhouse Audit Letter
                  Federal Reserve Fee for Return Check items over $2,500 --$4.25 GNMA Transfer -- $l5.00 each


XIII.  Payment

         The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

                                    AMENDMENT


         The Custodian Contract dated April 21, 1987, as amended, between H&Q Healthcare Investors (the "Fund") and State Street Bank and Trust Company (the "Custodian") is hereby further amended as follows:

   I.    Section 2.1 is amended to read as follows:

         "Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10.A."

  II.    Section 2.2 is amended to read, in relevant part as follows:

         "Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:"

 III. Section 2.2 4) through 13) are renumbers 5) through 14) and the following is added as subparagraph 4):

         "4) In the case of a sale effected through the Direct Paper System, in accordance with the provisions of Section 2.10.A hereof."

  IV.    Section 2.7(l) is amended to read in relevant part as follows:

         "Payment and Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

         1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof or (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10.A; or (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-

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
                  dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) in the case of purchase by the Fund of securities owned by State Street Bank and Trust Company ("State Street") for its own account, against (A) delivery of the receipt evidencing purchase by the Fund, (B) earmarking certificates for such securities to show ownership by the Fund or transfer of such securities from State Street's proprietary account at the Federal Reserve Bank to its account described in (i) above, unless the securities are already held in the latter account, (C) the entry on the records of State Street showing that such securities are held by the Fund, and
                  (D) delivery of written evidence of the agreement of State Street to repurchase such securities from the Fund; provided that, upon receipt of Proper Instructions, the Custodian shall transfer to another bank or trust company qualified to act as a custodian under the Investment Company Act of 1940, as amended, securities held in a Securities System and purchased from State Street subject to State Street's agreement to repurchase such securities; or (e) in the case of investments in companies that do not issue certificates, the delivery to the Custodian of other evidence of ownership, or investments in securities that require payment to an escrow account pending closing of the purchase, deposit to such escrow against future delivery of such securities;"

   V. Following Section 2.10, there is inserted a new Section 2.10.A to read as follows:

         2.10.A "Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Fund for which the Custodian acts as issuing and paying agent for the direct issue of commercial paper by and for issuers through the Custodian's book-entry system, referred to herein as the "Direct Paper System," subject to the following provisions:

                    1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

                    2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                    3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

                    4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

                    5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund;

                    6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time."

  VI.    Section 12 is hereby amended to read as follows:

         "Effective Period, Termination and Amendment. This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under Section 2.10.A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Commissioner of Banks for the Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements."

         Except as otherwise expressly amended and modified herein, the provisions of the Custodian Contract shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives and its Seal to be hereto affixed as of the 21st day of July, 1989.


ATTEST                               H&Q HEALTHCARE INVESTORS


/s/ Kimberley L. Carroll             By  /s/ Alan G. Carr
------------------------             -------------------------------------
    Assistant Secretary                      President

ATTEST                               STATE STREET BANK AND TRUST COMPANY


/s/                                  By  /s/
------------------------             -------------------------------------
    Assistant Secretary                      Vice President



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